SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                       Date of Report: September 13, 2000


                             MEDICAL DYNAMICS, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                         Commission file number: 0-8632

          Colorado                                              84-0631765
          --------                                              ----------
(State or other jurisdiction of                               (IRS Employer
incorporation or organization)                            Identification Number)


                             99 Inverness Drive East
                            Englewood, Colorado 80112
                           --------------------------
               (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code:
                                 (303) 790-2990

                                 not applicable
                  --------------------------------------------
                  former name or former address, if applicable

Item 5. Other Events.

     Medical Dynamics, Inc. (Nasdaq SmallCap-MEDY), a nationwide provider of dental practice management software and integrated technology solutions, today announced that it is scheduled for a hearing before a Nasdaq Listings Qualifications Panel to be held in Washington, D.C. on October 5, 2000. Nasdaq called for the hearing because of its allegation that MEDY no longer meets certain requirements for quotation on the SmallCap market. If the Nasdaq Listings Qualifications Panel reaches a conclusion that MEDY no longer meets the listing requirements, it will likely delist MEDY from Nasdaq promptly thereafter. MEDY common stock will then only be entitled for trading on the OTC Bulletin Board to the extent a market maker submits a Form 211 to the OTC Bulletin Board which is then accepted by the representatives of the Bulletin Board.

     Certain statements contained in this report may be forward-looking statements. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks including, but not limited to, future economic conditions, competitive products and pricing, new product development, the delivery of products under existing contracts and other factors.

Item 7. Financial Statements and Exhibits

     a.   Not applicable.

     b.   Not applicable.

     c.   Not applicable.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                MEDICAL DYNAMICS, INC.

September 13, 2000                              By: /s/ Van A. Horsley
                                                ----------------------
                                                Van A. Horsley, President